Exhibit 32.1

           Certification of President and Chief Executive Officer and
Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the President and Chief Executive (CEO) and the Principal Financial Officer (CFO) of SecureCare Technologies, Inc. (the "Company") each hereby certifies that to his knowledge on the date hereof:

(1) The Quarterly Report on Form 10-QSB of the Company, for the quarter ended September 30, 2004, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:  November 15, 2004              By: /s/ Robert Woodrow
                                           -------------------------------------
                                           Robert Woodrow,
                                           President and Chief
                                           Executive Officer


Dated:  November 15, 2004              By: /s/ Neil Burley
                                           -------------------------------------
                                           Neil Burley,
                                           Chief Financial Officer

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